LOCKUP AGREEMENT

August ___, 2007

OncoVista, Inc.
14785 Omicron Drive, Suite 104
San Antonio, Texas 78245

Gentlemen:

Reference is made to the Confidential Private Placement Memorandum, dated July 25, 2007, of OncoVista, Inc., a Delaware corporation ("**OncoVista**"), relating to the offering of a minimum of 750,000, and a maximum of 1,500,000 units (the "**Units**"), each Unit consisting of four shares of common stock, par value $0.001 per share (the "**Common Stock**"), and a warrant to acquire one share of Common Stock, as amended by Supplement No. 1 thereto, dated July 30, 2007 (as so amended, the "**Memorandum**"). All capitalized terms used but not otherwise defined herein shall have the respective definitions assigned thereto in the Memorandum.

In order to induce potential investors (the "**Investors**") to purchase the Units, the undersigned hereby agrees as follows:

i. subject to clause (ii) below, for the period commencing on the date hereof and terminating on the date 180 days following the date of the closing of the Reorganization, the undersigned shall not offer, sell, contract to sell, pledge, grant any option for the sale of, or otherwise transfer or dispose of, directly or indirectly (collectively, "**Dispose Of**"), any shares of Common Stock including, without limitation, any shares of Common Stock of the Company issuable pursuant to the terms of any employee stock options. In order to enable the Company to enforce the aforesaid transfer restrictions, the undersigned hereby agrees that the Company may impose stop-transfer instructions with respect to the shares of Common Stock owned beneficially or of record by the undersigned until the end of such 180-day period and place a restrictive legend on the undersigned's share certificates; and

ii. The restrictions contained herein shall not apply to the transfer of shares of Common Stock by the undersigned (a) pursuant to applicable laws of descent and distribution, or (b) to any person who directly or indirectly controls, is controlled by, or is under common control with the undersigned (each such transfer, a "**Permitted Transfer**") provided, however, in the case of any Permitted Transfer, the transferees shall have agreed by execution of a copy of this letter agreement to be bound by the provisions hereof with respect to the shares of Common Stock so transferred.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflict of law principles. The undersigned hereby submits to the jurisdiction of the State and Federal Courts located in New York City for enforcement of this letter agreement and waives any right to trial by jury.

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Signature

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Name (please print or type)